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                                                                   EXHIBIT 10.10

                               AMENDMENT NO. 1 TO
                 SPONSORSHIP, LICENSING, AND PROMOTION AGREEMENT

         This is AMENDMENT NO. 1 TO SPONSORSHIP, LICENSING, AND PROMOTION AGREEMENT (this "Amendment"), is dated as of March ___, 2000, by and between WeRPets.com, Inc., a Tennessee corporation ("WeRPets.com"), and AHN/FIT Internet, LLC, a Delaware limited liability company ("AHN/FIT").

                                   WITNESSETH:

         WHEREAS, the parties hereto are the parties to that certain Sponsorship, Licensing, and Promotion Agreement (the "Agreement"), dated as of July 23, 1999; and

         WHEREAS, the parties desire to amend certain of the provisions of the Agreement and to acknowledge the transferability of the Agreement in connection with the acquisition of all of the outstanding common stock of WeRPets.com by a third party;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. Amendment of Section 4 of the Agreement. Sections 4(a) and 4(b) of the Agreement are amended by deleting such sub-sections in their entirety and replacing such sub-sections with the following:

         "Section 4(a):

                           (a) an annual fee in the amount of $110,000 for the
                  licensing of the AHN Content, payable in quarterly installments by WeRPets.com at the end of each quarter (i.e., each March 31, June 30, September 30, and December 31) following the Launch Date for so long as this Agreement remains effective; provided, that a pro-rated fee shall be due on the date upon which this Agreement expires or is terminated.

         Section 4(b):

                           (b) on the date hereof, certificates representing
                  1,000 shares of WeRPets.com common stock, $.01 par value per share issued to AHN/FIT Internet, LLC, which amount shall represent ten percent (10%) of the equity ownership of WeRPets.com as of the date hereof,"

         Section 2. Amendment of Section 5 of the Agreement. Subsection 5(b) is amended by deleting such section in its entirety and replacing such section with the following:



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                  (b) Capitalization. Upon the date of the issuance of the
         common stock (pursuant to Section 4(b) hereof), the authorized capital stock of the Company shall consist of 10,000 shares of Common Stock, par value $.01 per share (the "Company Common Stock"), 9,000 shares of which shall be issued and outstanding. There are and shall be no other classes of securities of the Company outstanding. All of the shares of Company Common Stock will have been duly authorized, validly issued and be fully paid, nonassessable and free of preemptive rights. Other than this Agreement, there are currently no contracts or commitments relating to the issuance, sale, transfer, or registration of the Company Common Stock or any other securities of the Company. Other than this Agreement, there are no options, warrants, preemptive rights, calls, subscriptions, pledges, liens, convertible securities or other rights, agreements or commitments that obligate the Company to issue, transfer or sell any shares of Company Common Stock or any other securities of the Company.

         Section 3. Acknowledgement by AHN/FIT. AHN/FIT acknowledges that, pursuant to Section 14e) of the Agreement, WeRPets.com is permitted to assign or transfer its rights under and pursuant to the Agreement (i) in connection with the transfer of substantially all of the business operations of WeRPets.com (whether by asset sale, stock sale, merger or otherwise) if such assignee is not a "direct competitor" of AHN/FIT or (ii) with the written permission of AHN/FIT, which shall not be unreasonably withheld. WeRPets.com has disclosed to AHN/FIT that WeRPets.com is in discussions with certain third parties to merge with WeRPets.com or to acquire all of the outstanding stock of WeRPets.com or all or substantially all of the assets of WeRPets.com. It is specifically acknowledged by AHN/FIT that the Agreement, if transferred or assigned pursuant to such asset sale, stock sale, merger or otherwise, will continue in full force and effect thereafter and that the successor or purchaser of WeRPets.com will succeed to the rights and obligations of WeRPets.com under and pursuant to the Agreement as if such successor's or purchaser's name appears in each and every place in the Agreement where the name "WeRPets.com" appears.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and date first above written.


                                       AHN/FIT INTERNET, LLC


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                                       WERPETS.COM, INC.


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



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